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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-02271 of Energysouth, Inc., successor to Mobile Gas Service Corporation, on Form S-3 of our report dated November 7, 1997, appearing in the Annual Report on Form 10-K of Mobile Gas Service Corporation for the year ended September 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia

November 16, 1998